Exhibit 10.9

On Holding AG – LTPP 2018	Amendment 2021

Amendment 2021 to the LTPP 2018

The Compensation Committee proposes and the Board of Directors of the Company approves the following amendments to the LTPP 2018:

1.	Accelerated Vesting

Section 5.1 and 6.1 of the Level Two Participation Plan 2018 (LTPP 2018) shall be amended and the Vesting Date of the Awards granted on March 31, 2018, shall be accelerated from March 31, 2021 to February 13, 2021 (the “Accelerated Vesting Date”).

For the purposes of the LTPP 2018, where applicable, such accelerated vested Awards (“Accelerated Vested Options” and “Accelerated Vested Phantom Shares”, as applicable) shall be included in the definitions “Vested Options” and “Vested Phantom Shares” of the LTPP 2018.

All other Awards granted under the LTPP 2018 will remain subject to the regular vesting terms of section 5.1 and 6.1 of the LTPP 2018.

2.	Exercise/Settlement

Accelerated Vested Options may be exercised immediately as of the Accelerated Vesting Date in accordance with section 5.2 of the LTPP 2018 and Accelerated Vested Phantom Shares may be settled immediately as of the Accelerated Vesting Date in accordance with section 6.3 of the LTPP 2018.

3.	Lock-up Period

Accelerated Vested Options shall be subject to the Lock-up Period of section 5.2.3 of the LTPP 2018 and Accelerated Vested Phantom Shares shall be subject to the Lock-up Period of section 6.4 of the LTPP 2018.

Any other rules of the LTPP 2018 remain unchanged and shall continue to apply.

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On Holding AG – LTPP 2018	Amendment 2021

February 13, 2021

/s/ Caspar Coppetti	/s/ David Allemann
Caspar Coppetti	David Allemann
Chairman of the Board of Directors	Member of the Board of Directors

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